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PROXY

                               THE COMPANY DOCTOR

                SPECIAL MEETING OF STOCKHOLDERS -- JUNE 29, 1998
                     THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dale W. Willetts and Fred G. Parrish, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $0.01 per share, of The Company Doctor ("TCD") which the undersigned could vote if personally present at the Special Meeting of Stockholders of TCD to be held in the Lakeside Room, Suite 2600, in the same building as the principal offices of TCD at 5215 North O'Connor Boulevard, Irving, Texas 75039, on June 29, 1998, at 10:00 a.m., local time, and any adjournment thereof:

                   (Continued and to be signed on other side)

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        Common

     1. Approval and adoption of the Amended and Restated Plan and Agreement of Merger, dated as of December 16, 1997, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which Chandler Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge with and into TCD, and stockholders of TCD will receive 0.142 of a share of HEALTHSOUTH Common Stock for each share of TCD Common Stock surrendered for exchange, subject to adjustment, all as described in said Prospectus-Proxy Statement.

                    FOR               AGAINST                 ABSTAIN
                    [ ]                 [ ]                     [ ]

     2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

                                         Dated:
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                                         Signature(s)

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                                         (Please  sign  exactly  and as fully as
                                         your  name   appears   on  your   stock
                                         certificate.   If   shares   are   held
                                         jointly, each stockholder should sign.)




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